Consent of Independent Auditors




The Board of Trustees and Shareholders
American Century Municipal Trust:

We consent to the inclusion in American Century Municipal Trust's Post-Effective Amendment No. 20 to the Registration Statement No. 2-91229 on Form N-1A under the Securities Act of 1933 and Amendment No. 21 to the Registration Statement No. 811-4025 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated July 7, 1997 on the financial statements and financial highlights of the American Century-Benham Arizona Intermediate-Term Municipal Fund, American Century-Benham Florida Municipal Money Market Fund, American Century-Benham Florida Intermediate-Term Municipal Fund, American Century-Benham Tax-Free Money Market Fund, American Century-Benham Limited-Term Tax-Free Fund American Century-Benham Intermediate-Term Tax-Free Fund and American Century-Benham Long-Term Tax-Free Fund (the seven funds comprising the American Century Municipal Trust) for the periods indicated therein, which reports have been incorporated by reference into the Statement of Additional Information of American Century Municipal Trust. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Trust" in the Statement of Additional Information which are incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
August 30, 1997